UNITED STATES

SECRUITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.___)

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Blackstone / GSO Senior Floating Rate Term Fund

(exact name of registrant as specified in charter)

Attn: Marisa Beeney

345 Park Avenue, 31st Floor

New York, New York 10154

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BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND

BLACKSTONE / GSO LONG-SHORT CREDIT INCOME FUND

BLACKSTONE / GSO STRATEGIC CREDIT FUND

345 Park Avenue, 31st Floor

New York, New York 10154

ADDITIONAL INFORMATION REGARDING

THE JOINT ANNUAL MEETING OF SHAREHOLDERS

PREVIOUSLY SCHEDULED FOR APRIL 15, 2020

The following Notice of Change of Date and Location relates to the proxy statement (the “Proxy Statement”) of Blackstone / GSO Senior Floating Rate Term Fund (NYSE: BSL), Blackstone / GSO Long-Short Credit Income Fund (NYSE: BGX), and Blackstone / GSO Strategic Credit Fund (NYSE: BGB) (each, a “Fund” and together, the “Funds”), dated March 2, 2020, furnished to shareholders of the Funds in connection with the solicitation of proxies by the Board of Trustees of each Fund for use at the Funds’ 2020 Joint Annual Meeting of Shareholders (the “Meeting”). This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of date and location of the Meeting and is being made available to shareholders on or about April 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF DATE AND LOCATION OF THE JOINT ANNUAL MEETING OF SHAREHOLDERS

PREVIOUSLY SCHEDULED FOR APRIL 15, 2020

To the shareholders of Blackstone / GSO Senior Floating Rate Term Fund (NYSE: BSL), Blackstone / GSO Long-Short Credit Income Fund (NYSE: BGX), and Blackstone / GSO Strategic Credit Fund (NYSE: BGB) (each, a “Fund” and together, the “Funds”):

Due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to prioritize the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the date and location of the 2020 Joint Annual Meeting of Shareholders (the “Meeting”) of the Funds have been changed. Due to public health concerns regarding the coronavirus pandemic, the Meeting will be held in a telephonic meeting format only. Shareholders will not be able to attend the Meeting in person. The Meeting is being postponed from the previously scheduled date of Wednesday, April 15, 2020 and will now be held on Thursday, April 23, 2020, at 10:00 a.m. Eastern Time.

As described in the previously distributed proxy materials for the Meeting, any shareholder of record of each Fund as of the close of business on February 18, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. To participate in the Meeting, you must go to proxy-direct.com and use information from your proxy card, voting instruction form, or notice you previously received to access instructions on how to attend the Meeting. You may vote during the Meeting by following the instructions that will be provided during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Funds’ tabulator. You may forward an email from your intermediary or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m. Eastern Time on Monday, April 20, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy statement is available online at https://www.blackstone.com/docs/default-source/fund-documents/gso-funds/proxy-statement-2020. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date and location and may continue to be exercised to vote your shares in connection with the Meeting.

By Order of the Board of Trustees,

Daniel H. Smith, Jr.
Chairman, President and Chief Executive Officer